CCSB FINANCIAL CORP. AND SUBSIDIARY

Exhibit 32

Certification of Chief Executive Officer and Chief Financial Officer

Pursuant to 18 U.S.C. Section 1350,

as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

John R. Davis, President and Chief Executive Officer, and Mario Usera, Executive Vice President and Chief Financial Officer, of CCSB Financial Corp. (the “Company”) each certify in his capacity as an officer of the Company that he has reviewed the Quarterly Report of the Company on Form 10-QSB for the quarter ended March 31, 2004, and that to the best of his knowledge:

1.	the report fully complies with the requirements of Sections 13(a) of the Securities Exchange Act of 1934; and

2.	the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

May 3, 2004 Date	/s/ John R. Davis
John R. Davis President and Chief Executive Officer

May 3, 2004 Date	/s/ Mario Usera
Mario Usera Executive Vice President and Chief Financial Officer